Exhibit 99.1

PRESIDING DIRECTOR

The independent Directors will elect a Presiding Director (on a rotating basis) to help coordinate the Board and management of Interpublic. The Presiding Director will perform the following duties:

•	Convene and chair regular meetings of the non-management Directors and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Chief Executive Officer.
•	Coordinate and develop the agenda for and chair executive sessions of the independent Directors.
•	Coordinate feedback to the Chief Executive Officer on behalf of independent Directors regarding business issues and management.
•	Coordinate and develop with the Chair of the Board the agendas for meetings of the Board and informational needs associated with those agendas and presentations.
•	Review and, where appropriate, approve information to be sent to the Board.
•	Discuss the results of the Chief Executive Officer’s performance evaluation with the Chair of the Compensation Committee.
•	Convey to the Chief Executive Officer, together with the Chair of the Compensation Committee, the results of the Chief Executive Officer’s performance evaluation.
•	Identify and develop with the Chair of the Board and the Governance Committee the Board’s compositional needs and criteria for Director candidates.
•	Have the authority to call meetings of the independent Directors, as appropriate.

•	Be available, as appropriate, for direct communication with major stockholders who request such a communication.

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Performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the independent Directors, or by the Chair of the Board.